                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FalconStor Software, Inc.:

We consent to the  incorporation by reference in the  registration  statement on
Form  S-8  of  FalconStor  Software,  Inc.  (covering  3,800,000  shares  of the
Company's  common stock) of our reports,  dated March 10, 2005,  with respect to our audits of (i) the consolidated balance sheets of FalconStor  Software,  Inc.
and subsidiaries (the Company) as of December 31, 2004 and 2003, and the related consolidated  statements of operations,  stockholders'  equity and comprehensive loss and  cash  flows  for each of the  years  in the  three-year  period  ended
December 31, 2004, and (ii) management's  assessment of the effectiveness of the
Company's internal control over financial reporting and the effectiveness of the
Company's  internal  control over  financial  reporting as of December 31, 2004, which reports  appear in the Company's  2004 annual report on form 10-K,  and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Melville, New York
May 20, 2005